   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 23, 1995
						  Registration No. 33-
------------------------------------------------------------------------------


	                    		SECURITIES AND EXCHANGE COMMISSION
			                          Washington, D.C. 20549

                         				  _________________
                        				       FORM S-8
                 			       REGISTRATION STATEMENT
                               					UNDER
                 			     THE SECURITIES ACT OF 1933
	                         			  _________________

			      THE SOUTHLAND CORPORATION
		(Exact name of registrant as specified in its charter)

	    TEXAS                                              75-1085131
(State or other jurisdiction of                            (I.R.S. Employer
incorporation or organization)                            Identification No.)


			                        2711 NORTH HASKELL AVENUE

			                          DALLAS, TEXAS 75204-2906
   	   (Address of principal executive offices, including zip code)
                         				  ____________________

           		THE SOUTHLAND CORPORATION 1995 STOCK INCENTIVE PLAN


                  			       (Full title of the plan)

                          				   CAROL S. HILBURN
                  			      ASSOCIATE GENERAL COUNSEL
                  			      THE SOUTHLAND CORPORATION
			                        2711 NORTH HASKELL AVENUE
                  			       DALLAS, TEXAS 75204-2906
                         				    (214) 828-7011
	     (Name, address and telephone number of agent for service)

                          					copy to:

                         				   DEREK R. MCCLAIN
                        				VINSON & ELKINS L.L.P.
           			             3700 TRAMMELL CROW CENTER
                         				   2001 ROSS AVENUE
                 			       DALLAS, TEXAS 75201-2975
                          				    (214) 220-7797







			   CALCULATION OF REGISTRATION FEE
----------------------------------------------------------------------------------------------------------
   Title of                Amount to be       Proposed maximum      Proposed maximum           Amount of
securities to be            registered         offering price           aggregate         registration fee
  registered                                     per share1         offering price1
----------------------------------------------------------------------------------------------------------
Common Stock, $.0001 par
value per share           41,000,000 shares       $3.25                $133,250,000            $45,948
----------------------------------------------------------------------------------------------------------

     1    Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(h)
	  under the Securities Act of 1933, as amended, and based on the average of the high and low prices
	  of the Common Stock reported on The Nasdaq Stock Market on October 19, 1995.



				       PART II
		 INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

   The following documents have been filed with the Securities and Exchange Commission (the "Commission") by The Southland Corporation, a Texas corporation (the "Company"), and are incorporated herein by reference and made a part hereof:

       (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1994;

       (b) The Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1995;

       (c) The Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1995; and

       (d) The description of the Company's Common Stock, $.0001 par value per share, contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission on December 12, 1990.


    All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date hereof and prior to the filing of a post-effective amendment hereto that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

ITEM 4. DESCRIPTION OF SECURITIES.

	Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

	Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Pursuant to the Company's Articles of Incorporation and Bylaws and the Texas Business Corporation Act, the Company has agreed to indemnify certain current and former officers and directors in connection with pending litigation as well as with other actions they may have taken while serving as directors or officers of the Company. Pursuant to Article 2.02-1 of the Texas Business Corporation Act, the Company generally has the power to indemnify its present and former directors and officers against expenses and liabilities incurred by them in connection with any suit to which they are, or are threatened to be made, a party by reason of their serving in those positions so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to any criminal action, so long as they had no reasonable cause to believe their conduct was unlawful. With respect to suits by or in the right of the Company, however, indemnification is generally limited to attorneys' fees and other expenses and is not available if the person is adjudged to be liable to the Company, unless the court determines that indemnification is appropriate. The statute expressly provides that the power to indemnify authorized thereby is not exclusive of any rights granted under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Company also has the power to purchase and maintain insurance for its directors and officers.

     The preceding discussion is not intended to be exhaustive and is qualified in its entirety by the Articles of Incorporation and Article 2.02-1 of the Texas Business Corporation Act.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

	Not applicable.

ITEM 8. EXHIBITS.

     Unless otherwise indicated below as being incorporated by reference to another filing of the Company with the Commission, each of the following exhibits is filed herewith:

4.1 - Specimen Certificate for Common Stock, $.0001 par value, incorporated by reference to The Southland Corporation's Annual Report on Form 10-K for the year ended December 31, 1990, Exhibit 4(i)(2).

4.2 - Form of Voting Agreement and Stock Transfer Restriction and Buy-Back Agreement relating to shares of common stock, $.01 par value, issued pursuant to Grant Stock Plan, incorporated by reference to Registration Statement on Form S-8, Reg. No. 33-25327, Exhibits 4.5 and 4.4.

4.3 - Shareholders Agreement dated as of November 1, 1988, by and among The Southland Corporation, Thompson Brothers, L.P., Thompson Capital Partners, L.P., The Hayden Company, The Williamsburg Corporation,
	Four J Investment, L.P., each Limited Partner of Thompson Capital Partners, L.P., as of the date thereof, and The Philp Co., incorporated by reference to File No. 0-676, Annual Report on Form 10-K for year ended December 31, 1988, Exhibit 4(i)(7), Tab 2.

4.4 - Shareholders Agreement dated as of March 5, 1991, among The Southland Corporation, Ito-Yokado Co., Ltd., IYG Holding Company, Thompson Brothers, L.P., Thompson Capital Partners, L.P., The Hayden Company, The Williamsburg Corporation, Four J Investment, L.P., The Philp Co., participants in the Company's Grant Stock Plan who are signatories thereto and certain limited partners of Thompson Capital Partners, L.P., who are signatories thereto, incorporated by reference to
	Schedule 13D filed by Ito-Yokado Co., Ltd., Seven-Eleven Japan Co., Ltd. and IYG Holding Company, Exhibit A.

4.5 - First Amendment to Shareholders Agreement, dated December 30, 1992, incorporated by reference to File Nos. 0-676 and 0-16626, Annual Report on Form 10-K for year ended December 31, 1992, Exhibit 4(i)(5), Tab 1.

4.6 - Warrant Agreement dated as of March 5, 1991, among certain Holders of Common Shares of The Southland Corporation named therein, Wilmington Trust Company, as Warrant Agent, The Southland Corporation and Ito-Yokado Co., Ltd., incorporated by reference to Schedule 13D filed by Ito-Yokado Co., Ltd., Seven-Eleven Japan Co., Ltd. and IYG Holding Company, Exhibit B.

4.7 - Specimen Warrant Certificates to Purchase Common Shares of The Southland Corporation pursuant to Warrant Agreement dated as of March 5, 1991, between The Southland Corporation and Wilmington Trust Company as Warrant Agent, incorporated by reference to The Southland Corporation's Annual Report on Form 10-K for the year ended December 31, 1990, Exhibit 4(i)(7).

4.8 - Indenture, including Debenture, between The Southland Corporation and Ameritrust Company National Association, as trustee, providing for 5% First Priority Senior Subordinated Debenture due December 15, 2003, incorporated by reference to The Southland Corporation's Annual Report on Form 10-K for the year ended December 31, 1990, Exhibit 4(ii)(2).

4.9 - Indenture, including Debentures, between The Southland Corporation and The Riggs National Bank of Washington, D.C., as trustee providing for
	4 1/2% Second Priority Senior Subordinated Debentures (Series A) due June 15, 2004, 4% Second Priority Senior Subordinated Debentures (Series B) due June 15, 2004, and 12% Second Priority Senior Subordinated Debentures (Series C) due June 15, 2009, incorporated by reference to The Southland Corporation's Annual Report on Form 10-K for the year ended December 31, 1990, Exhibit 4(ii)(3).

4.10 -  The Southland Corporation 1995 Stock Incentive Plan.

5.1  -  Opinion of Vinson & Elkins L.L.P.

15.1 - Letter of Coopers & Lybrand, L.L.P., Re Unaudited Interim Financial Information.

23.1 -  Consent of Coopers & Lybrand L.L.P., Independent Auditors.

23.9 -  Consent of Vinson & Elkins L.L.P. (included in its opinion filed as
	Exhibit 5.1 hereto).

24.1 -  Power of Attorney (see the signature pages hereto).


ITEM 9. UNDERTAKINGS.

     The Company hereby undertakes:

     (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

	     (i) to include any prospectus required by section 10(a)(3) of the Securities Act;

	     (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

	     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

  PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (4) That, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (5) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

				  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on the 23rd day of October, 1995.

			       THE SOUTHLAND CORPORATION

			       By:           /s/ Clark J. Matthews, II
				      -----------------------------------------
				      Clark J. Matthews, II
				      President and Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below authorizes Bryan F. Smith, Jr., Ezra Shashoua and Carol S. Hilburn, and each of them, each of whom may act without joinder of the other, to execute in the name of each such person who is then an officer or director of the Company and to file any amendments to this Registration Statement necessary or advisable to enable the Company to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, in connection with the registration of the securities which are the subject of this Registration Statement, which amendments may make such changes in the Registration Statement as such attorney may deem appropriate.


      Signature                        Capacity                  Date
      ---------                        --------                  ----

 /s/ Masatoshi Ito           Chairman of the Board and     October 23, 1995
-----------------------      Director
   Masatoshi Ito

 /s/ Toshifumi Suzuki        Vice Chairman of the Board    October 23, 1995
-----------------------      and Director
   Toshifumi Suzuki


 /s/ Clark J. Matthews, II   President and Chief           October 23, 1995
---------------------------  Executive Officer and
   Clark J. Matthews, II     Director (Principal Executive
			     Officer) and Acting Chief
			     Financial Officer (Principal
			     Financial Officer)


  /s/ Don Thomas             Controller                     October 23, 1995
---------------------------  (Principal Accounting Officer)
    Don Thomas
							    October 23, 1995
  /s/Yoshitami Arai          Director
---------------------------
    Yoshitami Arai

  /s/ Timothy N. Ashida      Director                       October 23, 1995
---------------------------
    Timothy N. Ashida

  /s/ Jay W. Chai            Director                       October 23, 1995
---------------------------
    Jay W. Chai

  /s/ Gary J. Fernandes      Director                       October 23, 1995
---------------------------
    Gary J. Fernandes


  /s/ Masaaki Kamata         Director                       October 23, 1995
---------------------------
    Masaaki Kamata


  /s/ Kazuo Otsuka           Director                       October 23, 1995
---------------------------
    Kazuo Otsuka


  /s/ Asher O. Pacholder     Director                       October 23, 1995
---------------------------
    Asher O. Pacholder


  /s/ Nobutake Sato          Director                       October 23, 1995
---------------------------
    Nobutake Sato


  /s/ Tatsuhiro Sekine       Director                       October 23, 1995
---------------------------
    Tatsuhiro Sekine


  /s/ Jere W. Thompson       Co-Vice Chairman of the Board  October 23, 1995
---------------------------  and Director
    Jere W. Thompson


/s/ John P. Thompson         Co-Vice Chairman of the Board  October 23, 1995
---------------------------  and Director
    John P. Thompson

				 EXHIBIT INDEX


   Exhibit                            Description of Exhibit
   -------                            ----------------------

  4.1      -     Specimen Certificate for Common Stock, $.0001 par value,
		 incorporated by reference to The Southland Corporation's
		 Annual Report on Form 10-K for the year ended December 31,
		 1990, Exhibit 4.(i)(2).

  4.2      -     Form of Voting Agreement and Stock Transfer Restriction and
		 Buy-Back Agreement relating to shares of common stock, $.01 par value, issued pursuant to Grant Stock Plan, incorporated by reference to Registration Statement on Form S-8, Reg. No.
		 33-25327, Exhibits 4.5 and 4.4.

  4.3      -     Shareholders Agreement dated as of November 1, 1988, by and
		 among The Southland Corporation, Thompson Brothers, L.P.,
		 Thompson Capital Partners, L.P., The Hayden Company, The
		 Williamsburg Corporation, Four J Investment, L.P., each
		 Limited Partner of Thompson Capital Partners, L.P., as of the date thereof, and The Philp Co., incorporated by reference to File No. 0-676, Annual Report on Form 10-K for year ended
		 December 31, 1988, Exhibit 4(i)(7), Tab 2.

  4.4      -     Shareholders Agreement dated as of March 5, 1991, among The
		 Southland Corporation, Ito-Yokado Co., Ltd., IYG Holding
		 Company, Thompson Brothers, L.P., Thompson Capital Partners,
		 L.P., The Hayden Company, The Williamsburg Corporation, Four
		 J Investment, L.P., The Philp Co., participants in the
		 Company's Grant Stock Plan who are signatories thereto and certain limited partners of Thompson Capital Partners, L.P., who are signatories thereto, incorporated by reference to
		 Schedule 13D filed by Ito-Yokado Co., Ltd., Seven-Eleven Japan
		 Co., Ltd. and IYG Holding Company, Exhibit A.

  4.5      -     First Amendment to Shareholders Agreement, dated December 30,
		 1992, incorporated by reference to File Nos. 0-676 and 0-16626, Annual Report on Form 10-K for year ended
		 December 31, 1992, Exhibit 4(i)(5), Tab 1.

  4.6      -     Warrant Agreement dated as of March 5, 1991, among certain
		 Holders of Common Shares of The Southland Corporation named therein, Wilmington Trust Company, as Warrant Agent, The
		 Southland Corporation and Ito-Yokado Co., Ltd., incorporated by reference to Schedule 13D filed by Ito-Yokado Co., Ltd., Seven-Eleven Japan Co., Ltd. and IYG Holding Company,
		 Exhibit B.

  4.7      -     Specimen Warrant Certificates to Purchase Common Shares of
		 The Southland Corporation pursuant to Warrant Agreement dated as of March 5, 1991, between The Southland Corporation and
		 Wilmington Trust Company as Warrant Agent, incorporated by reference to The Southland Corporation's Annual Report on Form
		 10-K for the year ended December 31, 1990, Exhibit 4(i)(7).

  4.8      -     Indenture, including Debenture, between The Southland
		 Corporation and Ameritrust Company National Association, as trustee, providing for 5% First Priority Senior Subordinated
		 Debenture due December 15, 2003, incorporated by reference to The Southland Corporation's Annual Report on Form 10-K for the year ended December 31, 1990, Exhibit 4(ii)(2).

  4.9      -     Indenture, including Debentures, between The Southland
		 Corporation and The Riggs National Bank of Washington, D.C., as trustee providing for 4 1/2% Second Priority Senior
		 Subordinated Debentures (Series A) due June 15, 2004, 4%
		 Second Priority Senior Subordinated Debentures (Series B) due
		 June 15, 2004, and 12% Second Priority Senior Subordinated
		 Debentures (Series C) due June 15, 2009, incorporated by reference to The Southland Corporation's Annual Report on Form
		 10-K for the year ended December 31, 1990, Exhibit 4(ii)(3).

   Exhibit                            Description of Exhibit
   -------                            ----------------------

  4.10     -     The Southland Corporation 1995 Stock Incentive Plan.


  5.1      -     Opinion of Vinson & Elkins L.L.P.

  15.1     -     Letter of Coopers & Lybrand, L.L.P., Re Unaudited Interim
		 Financial Information

  23.1     -     Consent of Coopers & Lybrand L.L.P., Independent Auditors.

  23.9     -     Consent of Vinson & Elkins L.L.P. (included in its opinion
		 filed as Exhibit 5.1 hereto).

  24.1     -     Power of Attorney (see the signature pages hereto).